EXHIBIT 1

SAMARNAN
INVESTMENT CORPORATION
MID-YEAR REPORT
FOR THE SIX MONTHS ENDED JUNE 30, 2006
SAMARNAN INVESTMENT CORPORATION

P.O. Box 651 / Cleburne, Texas 76033-0651

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Samarnan Investment Corporation
Report of Shareholders’ Meeting
The Annual Meeting of Shareholders of Samarnan Investment Corporation was held on April 25, 2006 for the purposes of (1) electing seven directors to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified, and (2) to ratify or reject the selection of CF&Co. L.L.P. as the independent certified public accountants for the Company for the current year. The results of voting on these matters are shown below:
Proposal

	For	Withheld
(1) Election of Directors
Nancy Walls Devaney	1,172,388	-0-
Joseph Monteleone	1172,388	-0-
Martha Wails Murdoch	1,172,388	-0-
Steve Sikes	1,172,388	-0-
Roland Walden	1,172,388	-0-
George S. Walls, Jr.	1172,388	-0-
Tolbert F. Yater, III	1,172,388	-0-

	For	Against	Abstain
(2) Ratification of CF&Co. LLP.	1,172,387	-1-	-0-

	Total Shares outstanding		1,201,768
Directors and Officers Compensation
          During the six months ended June 30, 2006, the Company paid its directors as regular compensation $ 3,000 ($300 per meeting attended) and $7,500 to the firm of Wheatley, Fowler & Lee, P.C. of which Jerry Wheatley the Secretary and Treasurer of the Company is a shareholder, for that firm’s accounting services. No other fees or compensation were paid by the Company to any director or officer or their affiliates during such six month period.
Purchase and Sales of Investment Securities
          The Company’s purchase of investment securities in its portfolio during the six ended June 30, 2006, totaled $4,435,324 and sales of its securities during the totaled $4,544,537. Total investments at June 30, 2006 were $20,372,331.

Wheatley, Fowler & Lee, P.C.
Certified Public Accountants

Jerry D. Wheatley, CPA Matthew F. Fowler, CPA Richard Lee, CPA	214 North Ridgeway P.O. Box 134 Cleburne, TX 76033	Phone (817) 641-7881 Metro (817) 774-9275 Fax (817) 641-7884

The Board of Directors
Samarnan Investment Corporation
Cleburne, Texas 76033
The accompanying statements of assets and liabilities of Samarnan Investment Corporation as of June 30, 2006, and the related statements of operations and changes in net assets for the six months ended June 30, 2006 and June 30, 2005, and the portfolio of investment securities were not audited by us, and, accordingly, we do not express an opinion on them.
We are not independent with respect to Samarnan Investment Corporation.
Wheatley, Fowler & Lee, P.C.
July 19, 2006

SAMARNAN INVESTMENT CORPORATION
Statement of Assets and Liabilities
June 30, 2006

Assets:
Cash	$559,796
Investments in securities at market (cost, net of amortization of bond premiums $18,255,786)	20,372,331
Accrued interest and dividends receivable	167,558

Total Assets	21,099,685

Liabilities:
Accounts payable	29,143

Total Liabilities	29,143

Net assets applicable to outstanding capital shares, equivalent to $17.53 per share	$21,070,542

Source of Net Assets:
Capital shares — authorized 2,000,000 shares of $1 par value; outstanding 1,201,768 shares	$1,201,768
Unrealized appreciation of investments	2,116,545
Undistributed net investments income	697,194
Undistributed capital gain	1,248,726
Retained earnings at April 29, 1978, commencement of operations as an investment company	15,806,309

$21,070,542

See accompanying accountants’ report.

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SAMARNAN INVESTMENT CORPORATION
Schedule of Investments in Securities
June 30, 2006

	Principal
	Amount or	Fair
	Shares	Value
Common Stocks - 39.49%
Materials and Processing - 2.56%
Phelps Dodge Corp.	2,400	$197,184
Bunge Limited	3,300	165,825
Washington Group international (1)	3,300	176,022
Producer Durables - 2.82%
Gardner Denver (1)	5,100	196,350
Rockwell Collins, Inc.	3,500	195,545
United Technologies, Corp.	3,200	202,944
Consumer Discretionary - 2.71%
Federated Dept Stores, Inc.	5,400	197,640
Polo Ralph Lauren Corp. Cl A	3,400	186,660
Starwood Hotels & Resorts Worldwide	3,100	187,054
Consumer Staples - 2.73%
Colgate-Palmolive Co.	3,200	191,680
Dean Foods Co. (1)	5,200	193,388
General Mills	3,700	191,142
Health Care - 2.49%
Pfizer, Inc.	7,300	171,331
Triad Hospitals inc. (1)	4,600	182,068
Universal Health Services	3,400	170,884
Other Energy - 4.66%
Apache Corporation	2,806	191,510
Arch Coal	4,400	186,428
Baker Hughes	2,500	204,625
Unit Corp (1)	3,300	187,737
Noble Energy Inc.	4,500	210,870
Integrated Oils - .87%
Exxon Mobil Corp.	3,000	184,050
Financial Services - 7.10%
American Express	3,500	186,270
Wachovia Corp.	3,200	173,056
Citigroup, Inc.	4,199	202,602
Nuveen Investments	4,100	176,605
JP Morgan Chase & Co.	4,688	196,896
Prudential Financial, Inc.	2,700	209,790
Zions Bancorporation	2,400	187,056
Insurance - .78%
Willis Group Holdings Ltd.	5,100	163,710
Technology - 5.22%
Automatic Data Processing	4,200	190,470
Cadence Design Systems, Inc. (1)	10,200	174,624
See accompanying accountants’ report.

SAMARNAN INVESTMENT CORPORATION
Schedule of Investments in Securities
June 30, 2006

	Principal
	Amount or	Fair
	Shares	Value
Common Stocks - 39.49%, continued
Technology - 5.22%, continued
Harris Corp.	4,500	186,795
IBM	2,300	176,686
Microsoft Corp.	7,500	174,750
Motorola, Inc.	9,800	197,470
Utilities - 3.66%
Alltel	3,000	191,490
Exelon Coporation	3,300	187,539
Oneok, Inc.	6,300	214,452
P G & E Corp.	4,500	176,760
Auto & Transportation - 2.91%
Burlington Northern Santa Fe	2,600	206,050
Alexander & Baldwin	4,000	177,080
Nordic American Tanker	6,300	229,635
Multi-Sector Companies - 1.76%
Eaton Corp.	2,600	196,040
General Electric Co.	5,300	174,688

Total Common Stocks (cost $6,503,954)		8,321,350

Real Estate Investment Trust - 2,39%
Residential - .47%
Archstone Smith Trust	1,000	50,870
Equity Residential Sh Ben Int	1,100	49,203
Retail - .68%
Simon Property Group inc.	600	49,764
Kimco Realty Corp.	1,400	51,086
Weingarten Realty Investors	1,100	42,108
Healthcare - .22%
Health Care Property Investors, Inc.	1,700	45,458
Industrial/Office - .75%
Boston Properties Inc.	600	54,240
Equity Office Properties Trucom	1,400	51,114
Prologis TR Sh Ben Int	1,000	52,120
Diversified - .28%
Vornado Realty TR Sh Ben Int	600	58,530

Total Real Estate Investment Trusts (cost $231,631)		504,493

See accompanying accountants’ report.

SAMARNAN INVESTMENT CORPORATION
Schedule of Investments in Securities
June 30, 2006

	Principal
	Amount or	Fair
	Shares	Value
Preferred Stock - 1.83%
Financial Services
Lehman Bros. Holdings Pfd. 1/100 SER G	7,700	195,349
Consumer Discretionary
CBS Corp. New 7.25%	7,700	189,420

Total Preferred Stock (cost $395,711)		384,769

Municipal Bonds - 52.97%
ALABAMA - 2.43%
Alabama Priv CLG & Univ. Tuskegee
5.500% due 09/01/07	500,000	511,295
ARKANSAS - .26%
Springdale Ark Sales & Use Tax
4.000% due 07/01/16	55,000	54,394
CALIFORNIA -1.51%
Long Beach Calif.
5.000% due 05/01/28	300,000	318,471
COLORADO -3.51%
Colorado Ed. & Cultural
6.875% due 12/15/20	250,000	266,238
Colorado Ed. & Cultural
5.250% due 04/01/11	85,000	85,831
Colorado Ed. & Cultural
5.750% due 06/01/16	100,000	107,717
High Plains Met Dist.
4.375% due 12/01/15	285,000	280,565
FLORIDA - 4.72%
North Miami Health Fac. Rev. Catholic
5.400% due 08/15/07	375,000	381,641
Volusia City Health Fac.
6.000% due 06/01/12	600,000	613,086
GEORGIA -2.01%
Fairburn Combined Utilities GA
5.375% due 10/01/13	250,000	256,923
Summerville, GA Pub
5.000% due 01/01/11	75,000	76,079
Valdosta & Lowndnes Cty Hosp.
5.500% due 10/01/14	85,000	91,560
See accompanying accountants’ report.

SAMARNAN INVESTMENT CORPORATION
Schedule of Investments in Securities
June 30, 2006

	Principal
	Amount or	Fair
	Shares	Value
Municipal Bonds - 52.97% continued
ILLINOIS - 7.06%
Gilberts, IL Spl Svc.
4.250% due 03/01/12	50,000	50,310
Illinois Dev Fin Auth
5.700% due 07/01/12	190,000	191,530
Chicago Housing
5.000% due 07/01/12	200,000	207,992
Illinois Health Fac. Auth.
6.000% due 02/15/11	500,000	515,015
Maywood, IL
5.500% due 01/01/16	250,000	265,787
Oak Lawn, IL
5.000% due 12/01/23	250,000	257,468
INDIANA -1.71%
Indiana Bd. Bk. Rev.
4.000% due 02/01/10	110,000	110,034
Munster, IN
4.300% due 01/15/12	100,000	99,001
Indiana St. Edl Facs
5.400% due 10/01/13	150,000	150,903
LOUISIANA - 3.19%
Louisiana Housing
6.000% due 09/01/15	645,000	672,296
MARYLAND - .75%
Baltimore Convention Ctr.
5.000% due 09/01/14	150,000	158,521
MINNESOTA - 5.38%
Marshall MN Med.
5.450% due 11/01/18	250,000	252,673
Minnesota St.
5.000% due 09/15/18	180,000	180,085
Minnesota St. Higher
5.250% due 10/01/19	100,000	105,177
University Minn
5.750% due 07/01/18	400,000	453,476
Woodbury Minn Partn
4.600% due 02/01/26	150,000	141,477
MISSOURI - 3 .15%
Clay Cnty Mo Reorg Sch Dist
5.000% due 03/01/15	300,000	317,988
Missouri Health and Ed Fac
5.550% due 02/01/09	200,000	205,506
See accompanying accountants’ report.

SAMARNAN INVESTMENT CORPORATION
Schedule of Investments in Securities
June 30, 2006

	Principal
	Amount or	Fair
	Shares	Value
Municipal Bonds - 52.97% continued
MISSOURI - 3.15% continued
Missouri St. Environmental Impt
5.000% due 01/01/11	135,000	140,944
MONTANA -1.40%
Montana St. Dept. Transn Rev
5.000% due 06/01/20	285,000	294,924
NORTH DAKOTA - 1.62%
North Dakota St. Bldg. Auth.
5.250% due 12/01/13	330,000	342,059
PENNSYLVANIA - 4.92%
Latrobe IDA St. Vincent
5.375% due 05/01/13	250,000	263,613
Montgomery County PA IDA
5.625% due 11/15/12	500,000	512,435
Pennsylvania St. Higher Ed.
4.750% due 08/01/15	250,000	259,580
SOUTH DAKOTA-.80%
South Dakota St. Health
4.500% due 04/01/12	175,000	168,507
TEXAS - 2.11%
Austin, Tex Pub/Impt
4.750% due 09/01/20	100,000	101,111
Bexar Cnty, TX Hsg. Fin. Corp.
5.625% due 12/01/11	210,000	213,404
Northside Tex Indpt Sch Dist
5.000% due 02/15/18	125,000	129,390
WASHINGTON - 2.28%
Kent Wash Loc Impt Dist
4.650% due 12/12/19	300,000	281,310
Marysville Wash Wtr & Swr Rev
4.400% due 04/01/25	200,000	200,000
WISCONSIN - 4.15%
Douglas Cnty Wisonsin
5.000% due 02/01/17	250,000	262,490
Wisconsin Health & Ed. Sinai
5.500% due 08/15/08	600,000	612,913

Total Municipal Bonds (cost $11,124,498)		11,161,719

Total (cost $18,255,786)		$20,372,331

See accompanying accountants’ report.

SAMARNAN INVESTMENT CORPORATION
Schedule of Investment in Securities
June 30, 2006

Notes:

(1)	Percentages indicated are based on net assets of $21,070,542 at June 30, 2006. (1)Indicates non-income producing security.

(2)	The agregate unrealized appreciation or depreciation of the market value of Equity Securities which was in excess or below their cost for Federal income tax purposes was as follows:

			Appreciation
	Market Value	Tax Cost	(Depreciation)
	$7,999,296	$5,836,186	$2,163,110
	1,211,316	1,295,102	(83,786)

Net	$9,210,612	$7,131,288	$2,079,324

(3)	The aggregate unrealized appreciation or depreciation of the market value of Municipal Bonds which was in excess or below their cost for Federal income tax purposes was as follows:

			Appreciation
	Market Value	Tax Cost	(Depreciation)
	$6,776,977	$6,639,743	$137,234
	4,384,742	4,484,755	(100,013)

Net	$11,161,719	$11,124,498	$37,221

(4)	The aggregate unrealized appreciation of the market value of all securities held by the Registrant in excess of their cost for Federal income tax purposes was $2,116,545.

SAMARNAN INVESTMENT CORPORATION
Statement of Operations
Six Months Ended June 30, 2006 and 2005

	2006	2005
Investment Income:
Interest	$280,062	$281,762
Dividends	110,443	87,548

	390,505	369,310

Expenses:
Investment advisory fees	51,502	50,110
Legal & professional	32,862	24,845
Audit fee	47,535	20,000
Director fees	3,000	3,900
Custodian fees	6,000	6,000
Administrative fees	11,618	6,777
Franchise tax	2,113	1,482
Office & printing	2,276	1,970
Insurance	461	461

Total expenses	157,367	115,545

Net investment income	233,138	253,765

Realized and unrealized gain (loss) on investments:

Realized gain (loss) from security transactions:
Proceeds from sales	4,549,716	4,647,722
Cost of securities sold, net of amortization of bond premiums and discounts	3,296,337	3,961,145

Net realized gain (loss)	1,253,379	686,577

Unrealized appreciation of investments:
Beginning of period	2,984,047	2,836,770
End of period	2,116,545	2,529,023

Increase (decrease) in unrealized appreciation	(867,502)	(307,747)

Net realized and unrealized gain (loss) on investments	385,877	378,830

Net increase (decrease) in net assets resulting from operations	$619,015	$632,595

Total expenses as a percentage of total investment income	40.3%	31.3%

See accompanying accountants’ report.

SAMARNAN INVESTMENT CORPORATION
Statement of Changes in Net Assets
Six Months Ended June 30, 2006 and 2005

	2006	2005
Investment activities:
Net investment income	$233,138	$253,768
Net realized gain (loss) from security transactions	1,253,379	686,577
Increase (decrease) in unrealized appreciation of investments	(867,502)	(307,747)

Increase (decrease) in net assets from investment activities	619,015	632,598

Dividends and distributions to shareholders:
Net investment income	(360,529)	(288,425)
Capital gains	(48,071)	0

Decrease in net assets from dividends and distributions to shareholders	(408,600)	(288,425)

Increase (decrease) in net assets	210,415	344,173

Net assets:
Beginning of period	20,860,127	20,427,564

End of period	$21,070,542	$20,771,737

See accompanying accountants’ report.

SAMARNAN investment corporation
P.O. Box 651 / Cleburne, Texas 76033-0651/ Tel: 817.645-2108
Fax: 817.641-7884 / Email: samarnan@aol.com / Internet: www.samarnan.com
(Under Construction)

BOARD OF DIRECTORS	LEGAL COUNSEL
Nancy Walls Devaney	Richard S. Whitesell, Jr.
Joe Monteleone	4501 Lorraine Avenue
Martha Walls Murdoch	Dallas, Texas 75205
Steve Sikes
Roland Walden	INDEPENDENT AUDITORS
Sam Walls	CF & Co., L.L.P.,
Tommy Yater	14175 Proton Road
Dallas, Texas 75244
OFFICERS
Sam Walls, President	INVESTMENT ADVISORS
Nancy Devaney, Vice President	Voyageur Asset Management Inc.
Jerry Wheatley, Secretary/Treasurer	Suite 2300
100 South FifthStreet,
CUSTODIAN	Minneapolis, Minnesota 55402
Westwood Trust
200 Crescent Court, Suite 1200	Westwood Management Corp.
Dallas, Texas 75201	200 Crescent Court, Suite 1200
Dallas, Texas 75201

CHANGE OF ADDRESS	REGISTRAR AND TRANSFER AGENT
Registered shareholders (shares held in your name) with questions regarding your account such as change of name or address or lost certificates should contact the stock registrar as shown at the right.	Securities Transfer Corporation 2591 Dallas Parkway, Suite 102 Frisco, Texas 75034 Telephone: 469.633-0101 Fax: 469.633-0088
http://www.stctransfer.com
SAMARNAN INVESTMENT CORPORATION is registered under the Investment Company Act of 1940 as a diversified, closed-end management company.
Copies of the Company’s Annual Report to Shareholders and the Mid-Year Report to Shareholders are available upon written requests to the Secretary at the Company’s mailing address shown above.

SAMARNAN
INVESTMENT CORPORATION
P.O. Box 651 / Cleburne, Texas 76033-0651
MID-YEAR REPORT
JUNE 30, 2006